UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K
  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 15, 2020

Global Digital Solutions, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West Tower, West Palm Beach, FL 33401
(Address of principal executive offices)

(561) 515-6163
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Global Digital Solutions, Inc. (GDSI or the Company) is filing this Current Report on Form 8-K to supplement and update the risk factors described in Item 1A of GDSI’s Quarterly Report on Form 10-Q for the period ending March 31, 2020.

Relying on Order for Reporting Relief

On March 4, 2020, the Securities and Exchange Commission (“SEC”) issued an order (the “Order”) under the Exchange Act of 1934 (the “Exchange Act”) extending the deadlines for filing certain reports made under the Exchange Act, including quarterly reports on Form 10-Q, for registrants subject to the reporting obligations under the Exchange Act that have been particularly impacted by the coronavirus disease 2019 (“COVID-19”) and which reports have filing deadlines between March 1 and April 30, 2020.  The “Company is relying on the Order with respect to its Quarterly Report on Form 10-Q for the period ending March 31, 2020 which was due to be filed with the SEC on or before May 15, 2020.

The Company is relying on the Order due to the reduction in staff, suspension of in-person operations, and other financial and operational concerns associated with or caused by COVID-19.  The Company anticipates that it will be able to file its Quarterly Report on Form 10-Q for the period ending March 31, 2020 on or before June 29, 2020.

COVID-19 Risk Factor

The Company is supplementing the risk factors previously disclosed in its most recent periodic reports filed under the Securities Exchange Act of 1934 with the following risk factor:

Our financial and operating performance is adversely affected by the coronavirus pandemic.

The recent outbreak of a strain of coronavirus (COVID-19) in the U.S. has had an unfavorable impact on our business operations.  Mandatory closures of businesses imposed by the federal, state and local governments to control the spread of the virus is disrupting the operations of our management, business and finance teams. In addition, the COVID-19 outbreak has adversely affected the U.S. economy and financial markets, which may result in a long-term economic downturn that could negatively affect future performance.  The extent to which COVID-19 will impact our business and our consolidated financial results will depend on future developments which are highly uncertain and cannot be predicted at the time of the filing of this Form 8-K, but is expected to result in a material adverse impact on our business, results of operations and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020	GLOBAL DIGITAL SOLUTIONS, INC.

	By:	/s/ William Delgado
William Delgado
Chief Executive Officer